CounterPath Reports Second Quarter
Fiscal 2016 Financial Results

Company grows revenue 29% over prior quarter and 6% year-over-year

VANCOUVER, CANADA – December 14, 2015 – CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: CCV), a global provider of award-winning communication solutions for enterprises and operators, today announced the financial and operating results for its second quarter ended October 31, 2015 of fiscal 2016.

Second Quarter Financial Highlights (Unaudited)

  Quarterly revenue of $3.0 million compared to revenue of $2.4 million for the prior quarter and revenue of $2.9 million for the second quarter of fiscal 2015.

  Gross margin of 84% compared to 79% for second quarter of fiscal 2015.

  Non-GAAP loss from operations of $0.2 million compared to non-GAAP loss from operations of $1.4 million for the second quarter of fiscal 2015.

  Net loss of $0.3 million or ($0.08) per share compared to net loss of $1.4 million or ($0.34) per share for the second quarter of fiscal 2015.

  Non-GAAP net loss of $0.1 million or ($0.03) per share compared to non-GAAP net loss of $1.2 million or ($0.29) per share for the second quarter of fiscal 2015.

Management Commentary

“This quarter, CounterPath improved its operating performance on both a revenue and a cost basis,” said Donovan Jones, President and Chief Executive Officer. “The Company also strengthened the balance sheet with a private placement, demonstrating support from major shareholders. We’ve continued enhancing our unified communications and collaboration solution, developing new features for the approximately $24 billion enterprise market(1), signing agreements with new channel partners and winning new reference customers in key verticals. We expect to increase our recurring revenue by transitioning towards a subscription based revenue model in the coming months, targeting the small and medium sized business market. We will also continue to focus on landing new large enterprise customers in the financial services, healthcare and government sectors, where our highly secure, universal overlay architecture is ideally suited,” continued Mr. Jones.

CounterPath Reports Second Quarter Fiscal 2016 Financial Results

Recent Business Highlights

  Regained compliance with Nasdaq minimum bid price requirements on November 16, 2015.

  Announced native Bria integration with Microsoft Lync.

  Announced new deal with IPLAN, an Argentinian service provider, that selected CounterPath’s Bria softphones and Stretto Platform for use in its Unified Communications service.

  Awarded patent No. US 9131006 titled “Method and System for Extending Services to Cellular Devices”, providing further protection of unique methods for the seamless handover of communication services from a fixed or cellular network to a packet switched network.

  Raised gross proceeds of approximately $1.5 million by way of a non-brokered private placement on September 4, 2015.

  Launched the next generation of solutions, including Bria 4.2 for desktops, Bria 3.4 for Android/iOS, and Stretto Platform 1.7 which provides management, mobility and messaging capabilities.

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified - unaudited. Per share figures reflect the impact of a one-for-ten reverse stock split effected at the opening of trading on November 2, 2015 which has been retroactively applied to the figures in this new release and the consolidated financial statements.)

Revenue was $3.0 million for the quarter ended October 31, 2015 compared to $2.9 million for the same quarter last year. Software revenue was $1.8 million compared to $1.7 million for the same quarter last year, and service revenue was $1.3 million compared to $1.1 million for the same quarter last year.

Operating expenses for the quarter ended October 31, 2015 were $3.4 million compared to $4.5 million for the same quarter last year. Approximately $0.4 million of the $1.1 million decline in operating expenses was related to a weakening Canadian dollar relative to the U.S. dollar as a significant percentage of the Company’s operating costs are based in Canadian dollars. Operating expenses for the quarter included a non-cash stock-based compensation expense of $0.2 million (2014 - $0.2 million).

Sales and marketing expenses were $1.0 million for the quarter ended October 31, 2015 compared to $1.2 million for same quarter last year. For the quarter ended October 31, 2015, research and development expenses were $1.1 million and general and administrative expenses were $0.8 million compared to $1.5 million and $1.2 million, respectively, for the same quarter last year.

CounterPath Reports Second Quarter Fiscal 2016 Financial Results

Foreign exchange gain for the three months ended October 31, 2015 was $0.1 million compared to $0.2 million for the three months ended October 31, 2014. The foreign exchange gain represents the gain on account of translation of the intercompany accounts of CounterPath’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the quarter ended October 31, 2015 was $0.3 million, or ($0.08) per share, compared to a net loss of $1.4 million, or ($0.34) per share, for the quarter ended October 31, 2014.

As of October 31, 2015, the Company had $3.1 million in cash, compared to $2.9 million at April 30, 2015.

(1) Source: IDC MarketScape: Worldwide Unified Communications and Collaboration 2015 Vendor Assessment.

About CounterPath

CounterPath’s Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto PlatformTM server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enable an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as Alcatel-Lucent, AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Rogers and Verizon. Visit: www.counterpath.com

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

Steven Hards
Vice President of Investor Relations, CounterPath
shards@counterpath.com
(604) 637-6498

CounterPath Reports Second Quarter Fiscal 2016 Financial Results

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future such as (1) We expect to increase our recurring revenue by transitioning towards a subscription based revenue model in the coming months, targeting the small and medium sized business market; and (2) We will also continue to focus on landing new large enterprise customers in the financial services, healthcare and government sectors, where our highly secure, universal overlay architecture is ideally suited.

It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers, (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition, (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products, (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or be delisted from a stock exchange on which its common stock trades, (5) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business, (6) the success by the Company of the sales of its current and new products, (7) the impact of technology changes on the Company’s products and industry, (8) the failure to develop new and innovative products using the Company’s technologies, and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, or in the annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

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(TABLES TO FOLLOW)

CounterPath Reports Second Quarter Fiscal 2016 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	October 31,	April 30,
	2015	2015
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$3,110,173	$2,852,422
Accounts receivable (net of allowance for doubtful accounts of $181,730 and $294,719, respectively)	3,357,418	3,305,466
Prepaid expenses and deposits	137,153	168,299
Total current assets	6,604,744	6,326,187

Deposits	90,054	97,667
Equipment	179,107	271,736
Goodwill	6,689,778	7,311,449
Other assets	182,628	216,125
Total Assets	$13,746,311	$14,223,164

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,165,438	$2,305,580
Accrued warranty	66,144	73,117
Customer deposits	21,500	−
Unearned revenue	2,076,715	1,866,986
Total current liabilities	4,329,797	4,245,683

Deferred lease inducements	38,752	47,760
Unrecognized tax benefit	10,563	10,563
Total liabilities	4,379,112	4,304,006

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: October 31, 2015 – nil; April 30, 2015 – nil	–	–
Common stock, $0.001 par value Authorized: 10,000,000 Issued and outstanding: October 31, 2015 – 4,535,991; April 30, 2015 – 4,233,395	4,536	4,233
Treasury stock	(2)	(1)
Additional paid-in capital	69,679,731	67,638,003
Accumulated deficit	(56,775,466)	(55,330,905)
Accumulated other comprehensive loss – currency translation adjustment	(3,541,600)	(2,392,172)
Total stockholders’ equity	9,367,199	9,919,158
Liabilities and Stockholders’ Equity	$13,746,311	$14,223,164

CounterPath Reports Second Quarter Fiscal 2016 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
Revenue:
Software	$1,753,129	$1,720,742	$2,953,978	$3,594,690
Service	1,276,210	1,130,366	2,432,607	2,283,589
Total revenue	3,029,339	2,851,108	5,386,585	5,878,279
Operating expenses:
Cost of sales (includes depreciation of $3,612 (2014 –
$23,855))	495,633	586,455	977,565	1,204,509
Sales and marketing	1,034,349	1,225,776	2,221,382	2,363,544
Research and development	1,116,456	1,455,168	2,400,646	2,951,374
General and administrative	771,135	1,206,883	1,711,763	2,410,394
Total operating expenses	3,417,573	4,474,282	7,311,356	8,929,821
Loss from operations	(388,234)	(1,623,174)	(1,924,771)	(3,051,542)
Interest and other income (expense), net:
Interest and other income	1,472	3,674	2,774	11,718
Interest expense	(454)	–	(2,085)	(350)
Fair value adjustment on derivative instruments	(8,075)	–	(47,690)	–
Foreign exchange gain	61,835	180,716	527,211	538,017
Net loss for the period	$(333,456)	$(1,438,784)	$(1,444,561)	$(2,502,157)

Net loss per share:
Basic and diluted	$(0.08)	$(0.34)	$(0.33)	$(0.59)

Weighted average common shares outstanding:
Basic and diluted	4,425,343	4,255,258	4,331,017	4,257,271

CounterPath Reports Second Quarter Fiscal 2016 Financial Results

Non-GAAP Financial Measures

This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release include non-GAAP income (loss) from operations which excludes non-cash stock-based compensation calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

Non-GAAP income (loss) from operations:	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2015	2014	2015	2014

GAAP income (loss) from operations	$(388,234)	$(1,623,174)	$(1,924,771)	$(3,051,542)
Plus:
Stock-based compensation	200,051	201,510	561,574	570,121
Non-GAAP income (loss) from operations	$(188,183)	$(1,421,664)	$(1,363,197)	$(2,481,421)

Non-GAAP net income (loss):	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2015	2014	2015	2014

GAAP net income (loss)	$(333,456)	$(1,438,784)	$(1,444,561)	$(2,502,157)
Plus:
Stock-based compensation	200,052	201,510	561,574	570,121
Fair value adjustment on derivative instruments	8,075	-	47,690	-
Non-GAAP net income (loss)	$(125,329)	$(1,237,274)	$(835,297)	$(1,932,036)

GAAP net income (loss) per share – basic and diluted	$(0.08)	$(0.34)	$(0.33)	$(0.59)

Non-GAAP net Income (loss) per share – basic and diluted	$(0.03)	$(0.29)	$(0.19)	$(0.45)